EXHIBIT 77Q1(b)
COPY OF THE TEXT DESCRIBED IN SUB-ITEM 77D

RESOLVED, that the Board of the Trust hereby approves the removal of the 80% policy in Aberdeen Global High Income Fund in relating to Rule 35d-1 under the 1940 Act.